                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                                 AMETEK, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                      [LOGO OF AMETEK, INC. APPEARS HERE]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 25, 1995

Dear Fellow Stockholder:

I am pleased to extend to you a cordial invitation to attend the annual meeting of the stockholders of AMETEK, Inc. (the "Company") to be held at the Four Seasons Hotel, One Logan Square, Philadelphia, PA 19103, on Tuesday, April 25, 1995 at two o'clock in the afternoon, for the following purposes:

  1. To elect eight directors, each to serve for a term of one year and until his or her successor shall have been duly elected and qualified;

  2. To approve the adoption by the Company's Board of Directors of the 1995 Stock Incentive Plan of AMETEK, Inc.;

  3. To approve the appointment of Ernst & Young LLP as independent auditors for the year 1995; and

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 3, 1995 will be entitled to vote at the meeting.

Your vote is important. Whether you plan to attend or not, I urge you to SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible be represented at the meeting. If you attend the meeting and prefer to vote in person, you may. Directions to the Four Seasons Hotel are provided inside the back cover of the proxy statement. Hosted valet parking by hotel employees and self park in a garage across the street from the hotel are available.

I look forward to seeing you at the meeting.

                                          Sincerely yours,
                                          /s/ Walter E. Blankley
                                          Walter E. Blankley
                                          Chairman of the Board and
                                          Chief Executive Officer

Dated: New York, New York, March 23, 1995

                      [LOGO OF AMETEK, INC. APPEARS HERE]

Principal executive offices

Station Square
Paoli, Pennsylvania 19301

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of the Board of Directors of AMETEK, Inc. for use at the annual meeting of its stockholders to be held on April 25, 1995 and at any and all adjournments thereof.

The cost of solicitation will be borne by the Company. The Company has retained Georgeson & Company Inc. to aid in the solicitation of proxies at a fee not expected to exceed $7,500 plus reasonable expenses. The Company may use the services of Georgeson & Company Inc., its directors, officers and other regular employees to solicit proxies personally or by telephone, and may request brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to their principals at the expense of the Company. This proxy statement and the accompanying proxy are being sent to the stockholders of the Company on or about March 23, 1995. The annual report of the Company for the year 1994 (which includes the Company's Annual Report on Form 10-K) is enclosed herewith.

                                 VOTING RIGHTS

Pursuant to the By-Laws, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the meeting as of the close of business on March 3, 1995. Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the meeting, notwithstanding any transfer of any stock on the books of the Company thereafter. On March 3, 1995, the Company had outstanding 33,922,042 shares of Common Stock, $.01 par value per share, each of which entitled the holder to one vote. There were, in addition, 2,475,475 issued shares held by the Company in its treasury which, while so held, cannot be voted. The affirmative vote of a plurality of the shares of common stock represented in person or by proxy at the meeting is required for the election of directors. For all other matters, a favorable vote of a majority of the shares of common stock voted in person or by proxy at the meeting is required for approval. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. A proxy may be revoked by the stockholder at any time prior to its being voted. If a proxy is properly signed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions of the stockholder. If the proxy is signed and returned without specifying choices, the shares will be voted in favor of the election as directors of the nominees listed on the following page and in favor of Proposals (2) and (3). The enclosed proxy also serves as the voting instruction card for the trustees who hold shares of record for participants in The AMETEK Savings and Investment Plan. Shares for which no instructions are received by the trustee will be voted in the same proportion as the shares for which the trustee receives instructions. Votes are tabulated at the annual meeting by inspectors of election.

                                  PROPOSAL (1)
                             ELECTION OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

An entire Board of eight directors is proposed to be elected at the annual meeting to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. All proxies received by the Board of Directors will be voted for the election, as directors, of the nominees listed below if no direction to the contrary is given. Each nominee who receives a plurality vote by ballot of the shares present in person or represented by proxy and entitled to vote at the annual meeting, will be elected as a director. In the event that any nominee is unable or declines to serve, the proxy solicited herewith may be voted for the election of another person in his or her stead. The Board of Directors knows of no reason to anticipate that this will occur.

              INFORMATION AS TO NOMINEES FOR ELECTION OF DIRECTORS

                                      Principal Occupation            Director
                                          or Position,              Continuously
      Name of Nominee       Age      Other Directorships(1)            Since
      ---------------       ---      ----------------------         ------------
 WALTER E. BLANKLEY          59 Chairman of the Board and Chief         1990
                                Executive Officer of the Company
                                since April 1993(2)
 LEWIS G. COLE+              64 Senior Partner, Stroock &               1987
                                Stroock & Lavan, Attorneys
 HELMUT N. FRIEDLAENDER      81 Private investor                        1955
 SHELDON S. GORDON*.         59 General Partner of Blackstone           1989
                                Group and Chairman of Blackstone
                                Alternative Asset Management
                                L.P. since April 1991(3)
 CHARLES D. KLEIN*+.         56 Financial Adviser to Mr. William        1980
                                Rosenwald and his family;
                                Managing Director of American
                                Securities, L.P. and executive
                                officer of affiliated and
                                predecessor entities
 JAMES R. MALONE             52 President & Chief Executive             1994
                                Officer of Anchor Glass
                                Container Corp. since May 1993(4)
 DAVID P. STEINMANN+         53 Managing Director of American           1993
                                Securities, L.P. and executive
                                officer of affiliated and
                                predecessor entities
 ELIZABETH ROSENWALD VARET+  51 Private investor; Chairperson           1987
                                and Managing Director of
                                American Securities, L.P. and a
                                director of affiliated and
                                predecessor entities

- --------
* Member of the Audit Committee.
+ Member of the Compensation Committee.
. Member of the Nominating Committee.
(1) Except as noted, each nominee has held his or her present occupation for a period in excess of five years.
(2) Mr. Blankley has been Chief Executive Officer since April 1990. From April 1990 to April 1993, Mr. Blankley also served as President of the Company. Mr. Blankley was a Senior Vice President of the Company for a period of more than five years prior to April 1990. Mr. Blankley is also a Director of AMCAST Industrial Corporation and CDI Corporation.
(3) Mr. Gordon was Chairman of the Board and Chief Executive Officer of Stamford Capital Group, Inc. from November 1985 to August 1990 and Chairman of the Board of American Express Bank (Switzerland) AG from October 1985 to July 1988. Mr. Gordon is also a director of Anangel-American Shipholdings Limited.
(4) Mr. Malone was Chairman, President and Chief Executive Officer of Grimes Aerospace Co. from 1990 to May 1993 and from 1986 to 1990 was Chairman and Chief Executive Officer of Facet Enterprises. Mr. Malone is also a director of Amsouth Bancorporation.

The Company has an Audit Committee, a Compensation Committee, and a Nominating Committee, all of which are comprised of non-employee directors. The functions of the Audit Committee include: reviewing with independent auditors the plan and results of the auditing engagement; reviewing the scope and results of the Company's procedures for internal auditing; reviewing the independence of the auditors; considering the range of audit and non-audit services; and reviewing the adequacy of the Company's system of internal accounting controls. The functions of the Compensation Committee's non-employee directors include: study and analysis of and recommendations to the Board concerning specific and general matters of management compensation; periodic review of management compensation policies and practices; recommendations to the Board of Directors regarding incentive compensation awards and officer salary adjustments; and administrative oversight of stock option plans and other incentive and compensation plans. The functions of the Nominating Committee include: determining an appropriate size and composition of the Board of Directors; considering qualifications of prospective Board member candidates; conducting research to identify and recommend nomination of suitable candidates; and reviewing the experience, background, interests, ability and availability of prospective nominees to meet time commitments of the Board of Directors and committee responsibilities.

During 1994, there were 11 meetings of the Board of Directors, 3 meetings of the Audit Committee, 2 meetings of the Compensation Committee and 1 meeting of the Nominating Committee.

                                STOCK OWNERSHIP

The following table sets forth the number of shares of Common Stock of the Company beneficially owned at January 31, 1995 by each director, by each of the executive officers included in the Summary Compensation Table, and by all directors and executive officers of the Company as a group, and the percentage of the outstanding shares of Common Stock so owned by each such person and such group.

                                              Amount and Nature of
                                             Beneficial Ownership(1)
                                   -------------------------------------------
                                               (Number of Shares)
                                   Sole Voting   Shared
                                       and     Voting or
                                   Investment  Investment  Right to            Percent
          Name                      Power(2)    Power(3)  Acquire(4)   Total   of Class
          ----                     ----------- ---------- ---------- --------- --------
WALTER E. BLANKLEY......              37,212     48,567    145,000     230,779        *
LEWIS G. COLE...........   (5)(11)    10,000    517,088        --      527,088   1.5%
ROGER K. DERR...........              80,316     23,966    100,133     204,415        *
HELMUT N. FRIEDLAENDER..       (6)    48,500     30,400        --       78,900        *
SHELDON S. GORDON.......              30,000        --         --       30,000        *
FRANK S. HERMANCE.......               7,500        --      55,000      62,500        *
CHARLES D. KLEIN........   (7)(11)    50,000      6,600        --       56,600        *
ALLAN KORNFELD..........              56,228      1,600     98,625     156,453        *
JAMES R. MALONE.........       (8)    20,000        --         --       20,000        *
GEORGE E. MARSINEK......                 212        --      67,500      67,712        *
JOHN J. MOLINELLI.......              12,759        --      39,125      51,884        *
DAVID P. STEINMANN......   (9)(11)    34,700     94,264        --      128,964        *
ELIZABETH ROSENWALD
 VARET..................  (10)(11)    65,800    603,308        --      669,108   1.9%
All directors and
 executive officers as a
 group, consisting of 18
 persons, including
 individuals named
 above..................      (11)   503,189    719,385    643,233   1,865,807   5.4%

- --------
 *Represents less than 1% of the outstanding shares of Common Stock of the
  Company.
 (1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership disclosed consists of sole voting and investment power.
 (2) Reported in this column are shares (including certain restricted shares) with respect to which directors and officers have sole voting and investment power.
 (3) Reported in this column are other shares with respect to which directors and officers have or share voting and/or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power; however, beneficial ownership may be disclaimed. Although shared beneficial ownership is included in each of the individual totals, these shares are only reported once in the total for all directors and executive officers as a group.
 (4) Reported in this column are shares which executive officers have a present right to acquire or are acquirable within 60 days through the exercise of stock options awarded under AMETEK, Inc. Stock Option Plans.
 (5) Mr. Cole has shared voting and investment power with respect to 517,088 shares, as to 4,000 shares of which such power is shared with Messrs. Klein and Steinmann and others, as to 2,500 shares of which such power is shared with Mr. Steinmann and others and as to 510,588 shares of which such power is shared with Ms. Varet and others.
 (6) Mr. Friedlaender has shared voting and investment power with respect to 30,400 shares. Of these, 15,200 shares are owned by a trust of which Mr. Friedlaender is a trustee; Mr. Friedlaender disclaims beneficial ownership of such shares.
 (7) Mr. Klein has shared voting and investment power with respect to 6,600 shares, as to 4,000 shares of which such power is shared with Messrs. Cole and Steinmann and others and as to 2,600 shares of which such power is shared with Mr. Steinmann and others.
 (8) Consists of 20,000 shares held pursuant to a restricted stock award under the 1991 Stock Incentive Plan.
 (9) Includes 13,334 shares held pursuant to a restricted stock award under the 1991 Plan. Mr. Steinmann has shared voting and investment power with respect to 94,264 shares, as to 82,720 shares of which such power is shared with Ms. Varet and others, as to 2,500 shares of which such power is shared with Mr. Cole and others, as to 2,600 shares of which such power is shared with Mr. Klein and others, as to 2,444 shares of which such power is shared with others and as to 4,000 shares of which such power is shared with Messrs. Cole, Klein and others.
(10) Includes 10,000 shares owned by a trust of which Ms. Varet's husband is a beneficiary and as to which Ms. Varet disclaims any beneficial ownership. Ms. Varet has shared voting and investment power with respect to 593,308 shares, as to 510,588 shares of which such power is shared with Mr. Cole and others and as to 82,720 shares of which such power is shared with Mr. Steinmann and others.
(11) Mr. Cole is a director, Mr. Steinmann is an executive officer, and Mr. Klein is a portfolio manager of Oak Hall Capital Advisors, L.P., an investment manager of (i) the AMETEK, Inc. Employees' Master Retirement Trust, which holds among its assets 571,400 shares, and (ii) AMETEK Foundation, Inc., which holds among its assets 55,800 shares; none of these shares have been included in the above table. Oak Hall Capital Advisors, L.P. is an affiliate of American Securities, L.P.

The following table sets forth the only entities known to the Company to be beneficial owners of more than five percent of the outstanding Common Stock of the Company:

   Name and Address of                  Amount and Nature of                 Percent of
     Beneficial Owner                   Beneficial Ownership                   Class
   -------------------    -------------------------------------------------- ----------
 FMR Corp. (1)
 82 Devonshire Street     Sole dispositive, but no
 Boston, MA 02109-3614    voting power for........          4,504,500 shares   13.06%
                                                       ==============
 Gabelli Funds, Inc.
 One Corporate Center     Sole voting and
 Rye, NY 10580-1434       dispositive power for...            685,000 shares

 GAMCO Investors, Inc.    Sole voting power for
 One Corporate Center     2,007,805 shares but
 Rye, NY 10580-1434       sole dispositive power
                          for.....................          2,149,825 shares
                                                       --------------
                            TOTAL (2)...............        2,834,825 shares    8.22%
                                                       ==============

- --------
(1) Based on Schedule 13(G) filed on February 13, 1995.
(2) Based on Schedule 13(D) filed on February 2, 1995, Mr. Mario J. Gabelli is deemed to have beneficial ownership of these shares.

                           COMPENSATION OF DIRECTORS

The current annual rate of compensation for services as a non-employee director of the Company is $50,000. Mr. Blankley, the only employee director of the Company in 1994, did not receive any compensation for his services as a director.

Pursuant to a Retirement Plan for Directors (the "Directors Plan"), the Company has agreed to provide retirement benefits and death benefits to those directors who have not accrued benefits under the Employees' Retirement Plan of AMETEK, Inc. and who have completed at least three years of service as a director or officer of the Company. The retirement benefit payable under the Directors Plan is an annual amount equal to 100% of the highest annual rate of compensation for directors during the director's period of service on the Board of Directors; however, the benefit is reduced proportionately if the participant has less than five years of service. The Company shall satisfy its obligations arising under the Directors Plan exclusively from its general assets. All of the current directors other than Mr. Blankley are participants in the Directors Plan and each of these participants, other than Messrs. Malone and Steinmann, has accrued an annual retirement benefit of $50,000. Messrs. Malone and Steinmann have not yet accrued any benefit under the Plan.

Pursuant to a Death Benefit Program for Directors (the "Directors Program"), the Company has entered into individual agreements with certain directors which require the Company to pay death benefits to their designated beneficiaries and to pay benefits to the directors under certain circumstances. The Directors Program currently provides for a benefit, payable for ten years, in an annual amount equal to 100% of the highest annual rate of compensation during the director's period of service on the Board of Directors, commencing at death or the later of age 70 or retirement; however, with respect to directors who became participants after January 1, 1989, the directors must complete at least five years of service as a director before they become eligible to receive a benefit upon the later of age 70 or retirement. Active directors also have a group term life insurance benefit of $50,000. To fund benefits under the Directors Program, the Company has purchased individual life insurance policies on the lives of certain of the covered directors. The Company retains the right to terminate any or all of the Directors Program agreements under certain circumstances. All of the current directors other than Mr. Blankley are participants in the Directors Program.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

Officers are appointed by the Board of Directors to serve for the ensuing year and until their successors have been elected and qualified. Information on executive officers of the Company is shown below:

      Name        Age         Present Position with the Company
      ----        ---         ---------------------------------
Walter E.
 Blankley.......   59 Chairman of the Board and Chief Executive Officer
Roger K. Derr*..   63 Executive Vice President-Chief Operating Officer
Frank S.
 Hermance*......   46 President of the Precision Instruments Group
Murray A.
 Luftglass......   63 Senior Vice President-Corporate Development
George E.
 Marsinek*......   57 President of the Electro-Mechanical Group
John J.
 Molinelli*.....   48 Senior Vice President-Chief Financial Officer
Albert J.
 Neupaver*......   43 President of the Industrial Materials Group
Otto W.
 Richards.......   65 Vice President and Comptroller
Deirdre D.
 Saunders.......   47 Treasurer and Assistant Secretary
Robert W.
 Yannarell......   61 Secretary

- --------
*Office of the President, formed March 1993.

WALTER E. BLANKLEY'S employment history with the Company and other directorships currently held are included on page 2 under section ELECTION OF DIRECTORS.

ROGER K. DERR has been Executive Vice President-Chief Operating Officer since
   April 1990. He had served as a Senior Vice President of AMETEK since 1982.

FRANK S. HERMANCE was elected President of the Precision Instruments Group on
   September 23, 1994. He joined the Company as a Group Vice President in November 1990. Previously he was General Manager of several instrument divisions of Tektronix, Inc.

MURRAY A. LUFTGLASS has been Senior Vice President--Corporate Development since
   May 1984.

GEORGE E. MARSINEK was elected President of the Electro-Mechanical Group on
   September 23, 1994. He has been a Group Vice President since April 1990 and was elected Vice President in 1988.

JOHN J. MOLINELLI was named Senior Vice President--Chief Financial Officer on
   April 29, 1994. Previously he served as Vice President and Comptroller of AMETEK since April 1993. He was elected Comptroller in 1991 and General Auditor in 1989.

ALBERT J. NEUPAVER was elected President of the Industrial Materials Group on
   September 23, 1994. Previously he served as a Group Vice President since May 1994 . He was elected Vice President of AMETEK in 1991 and was General Manager of the Specialty Metals Products division since 1989.

OTTO W. RICHARDS joined the Company as Vice President and Comptroller on April
   29, 1994. From April 1, 1993 to April 1994 he was Senior Vice President-- Administration, Ketema, Inc. and from December 1988 to April 1993 he was Senior Vice President and Chief Financial Officer, Ketema, Inc.

DEIRDRE D. SAUNDERS has served as Treasurer and Assistant Secretary since April
   1993. Ms. Saunders joined AMETEK in 1987 as Assistant Treasurer.

ROBERT W. YANNARELL has served as Secretary of the Company since April 1993.
   Previously he served as Treasurer and Assistant Secretary since 1987.

                            EXECUTIVE COMPENSATION

The following table sets forth certain information for the fiscal years ended December 31 in each of 1994, 1993 and 1992 concerning compensation paid or accrued for the Chairman of the Board and Chief Executive Officer and for the four other most highly compensated executive officers of the Company serving at December 31, 1994.

                          SUMMARY COMPENSATION TABLE

                                                           Long-Term Compensation
                                  Annual Compensation              Awards
                              ---------------------------- -----------------------
                                                 Other     Restricted  Securities
                                                 Annual      Stock     Underlying   All Other
Name and                      Salary   Bonus  Compensation   Awards   Options/SARs Compensation
Principal Position       Year   ($)     ($)       ($)         ($)         (#)         ($)(1)
- ------------------       ---- ------- ------- ------------ ---------- ------------ ------------
Walter E. Blankley       1994 457,500 335,000     --          --        125,000        1,656
 Chairman of the Board   1993 430,000 100,000     --          --         50,000        1,656
 and Chief Executive Of-
  ficer                  1992 380,000 210,000     --          --         37,500        1,386

Roger K. Derr            1994 271,300 125,000     --          --         50,000        1,668
 Executive Vice Presi-
  dent--                 1993 263,900  75,000     --          --            --         1,668
 Chief Operating Officer 1992 252,500 150,000     --          --         25,000        1,386

Frank S. Hermance        1994 220,000 125,000     --          --         50,000        1,326
 President of the        1993 213,000  48,000     --          --            --         1,326
 Precision Instrument
  Group                  1992 200,000  77,000     --          --         15,000        1,386

George E. Marsinek       1994 205,500 150,000     --          --         50,000        1,554
 President of the        1993 197,000  75,000     --          --            --         1,554
 Electro-mechanical
  Group                  1992 186,500 100,000     --          --         15,000        1,386

John J. Molinelli        1994 157,933 100,000     --          --         40,000        1,350
 Senior Vice President-- 1993 129,000  40,000     --          --            --         1,350
 Chief Financial Officer 1992 120,000  60,000     --          --         10,000        1,386

Allan Kornfeld(2)        1994  90,167     --      --          --            --       400,354
 Executive Vice Presi-
  dent--                 1993 265,250  75,000     --          --            --         1,554
 Chief Financial Officer 1992 252,500 150,000     --          --         25,000        1,386

- --------
(1) The amounts reported represent the Company's contribution ($1,200 each) to The AMETEK Savings and Investment Plan for each of the individuals listed above (except for Mr. Kornfeld) and the dollar value of premiums paid by the Company with respect to term life insurance for the benefit of each of the named executive officers.

(2) On April 29, 1994, Allan Kornfeld resigned as Executive Vice President-- Chief Financial Officer and John J. Molinelli was named Senior Vice President--Chief Financial Officer. The amount in the All Other Compensation column represents, in addition to amounts noted in (1) above, Mr. Kornfeld's severance pay ($400,000) of which $25,000 is to be paid in 1995.

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The following table provides details regarding stock options granted to the named executive officers in 1994. In addition, the table provides the hypothetical gains or "option spreads" that would result for the respective options based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the options were granted through their expiration dates. No stock appreciation rights were granted to the named executive officers in 1994.

                        STOCK OPTION/SAR GRANTS IN 1994

                                                                                        Potential
                                                                                   Realizable Value at
                                                                                     Assumed Annual
                                                                                      Rate of Stock
                                                                                   Price Appreciation
                                          Individual Grants                        for Option Term(2)
                    -------------------------------------------------------------- -------------------
                                          Percent of Total
                          Number of         Options/SARs
                    Securities Underlying    Granted to
                        Options/SARs        Employees in     Exercise   Expiration
   Name                Granted (#)(1)       Fiscal Year    Price ($/Sh)    Date     5% ($)   10% ($)
   ----             --------------------- ---------------- ------------ ---------- -------------------
Walter E. Blankley         125,000             11.03         14.0625    05/10/2001  715,606  1,667,667
                         ++
Roger K. Derr            +   8,083              0.71         14.0625    05/10/2001   46,274    107,838
                       ++   41,917              3.70         14.0625    05/10/1999  162,856    359,870
                         +
                         ++
Frank S. Hermance           50,000              4.41         14.0625    05/10/2001  286,242    667,067
George E. Marsinek          50,000              4.41         14.0625    05/10/2001  286,242    667,067
John J. Molinelli           40,000              3.53         14.0625    05/10/2001  228,994    533,653
Allan Kornfeld                 --                --              --            --       --         --

- --------
(1) The options granted in 1994 to Messrs. Blankley, Hermance, Marsinek and Molinelli and 8,083 of the options granted in 1994 to Mr. Derr are exercisable after the first anniversary of the date of the grant (May 10, 1994) during each of the four succeeding twelve-month periods only to the extent of twenty-five percent (25%) of the total number of shares optioned. The balance of options granted to Mr. Derr (41,917) are exercisable to the extent of twenty percent (20%) during each of the succeeding twelve-month periods from the grant date (May 10, 1994) to the expiration date (May 10, 1999). In all cases, optioned shares which may have been but were not purchased during any one twelve-month period may be purchased during any one or more succeeding twelve-month periods up to the expiration date of the option. Options generally become fully exercisable in the event of the holder's death, retirement or termination of employment in connection with a change in control.

(2) The amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises are dependent on future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation reflected in this table will be achieved.

The following table illustrates stock option and stock appreciation rights exercised by the named executive officers during 1994 and the aggregate amounts realized by each such officer. In addition, the table shows the aggregate number of unexercised options and stock appreciation rights that were exercisable and unexercisable as of December 31, 1994 and the values of "in-the-money" stock options and SARs on December 31, 1994 which represent the positive difference between the market price of the Company's Common Stock and the exercise price of such options/SARs.

                    AGGREGATED OPTION/SAR EXERCISES IN 1994
                   AND OPTION/SAR VALUES AT DECEMBER 31, 1994

                                                Number of Securities      Value of Unexercised
                                               Underlying Unexercised         In-the-Money
                                                    Options/SARs              Options/SARs
                       Shares                   at December 31, 1994      December 31, 1994 ($)
                    Acquired On     Value     ------------------------- -------------------------
   Name             Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
   ----             ------------ ------------ ----------- ------------- ----------- -------------
Walter E. Blankley        --           --       158,750      212,500      581,380      669,532
Roger K. Derr           7,918        4,911      112,633       74,992      403,880      235,454
Frank S. Hermance       7,500      118,750       50,000       70,000      224,343      211,562
George E. Marsinek        --           --        75,000       70,000      287,084      211,562
John J. Molinelli       3,959        3,281       38,125       53,375      156,365      159,970
Allan Kornfeld         17,918       70,936      111,125       33,375      408,114      118,407

                      DEFINED BENEFIT AND ACTUARIAL PLANS

The Employees' Retirement Plan of AMETEK, Inc. (the "Retirement Plan") is a non-contributory defined benefit pension plan under which contributions are actuarially determined. The following table sets forth the estimated annual benefits, expressed as a single life annuity, payable upon retirement (assuming normal retirement at age 65) under the Retirement Plan for individuals with the indicated years of service and at the indicated compensation levels (without taking into account statutory restrictions incorporated in the Retirement Plan and described below):

                               PENSION PLAN TABLE

                                              Annual Benefits Based On
                                    Years of Service at Normal Retirement Age(1)
              Average               --------------------------------------------
           Compensation                15       20       25       30       35
           ------------             -------- -------- -------- -------- --------
$150,000...........................   59,100   62,900   66,700   66,700   66,700
 200,000...........................   79,500   84,600   89,700   89,700   89,700
 250,000...........................   99,900  106,300  112,600  112,600  112,600
 300,000...........................  120,300  127,900  135,600  135,600  135,600
 350,000...........................  140,700  149,600  158,500  158,500  158,500
 400,000...........................  161,100  171,300  181,500  181,500  181,500
 450,000...........................  181,500  193,000  204,400  204,400  204,400
 500,000...........................  201,900  214,600  227,400  227,400  227,400
 550,000...........................  222,300  236,300  250,300  250,300  250,300
 600,000...........................  242,700  258,000  273,300  273,300  273,300
 650,000...........................  263,100  279,700  296,200  296,200  296,200
 700,000...........................  283,500  301,300  319,200  319,200  319,200

- --------
(1) Benefit amounts assume a participant reaches age 65 in 1995; for younger participants, the benefit amounts are less than the amounts indicated above.

The annual compensation taken into account for any plan year is generally equal to the participant's salary and any bonus accrued during the plan year as reported in the Summary Compensation Table. Compensation in excess of certain amounts prescribed by the Secretary of the Treasury ($150,000 for 1995) cannot be taken into account under the Retirement Plan. The individuals named in the Summary Compensation Table are subject to this limitation. However, in accordance with non-qualified supplemental pension arrangements, the Company has agreed to provide to each of Messrs. Blankley, Derr and Kornfeld, a benefit in an amount equal to the excess of the annual pension benefit which would be payable to him under the terms of the Retirement Plan in the absence of statutory restrictions over the amount actually payable under the Retirement Plan. The benefit is capped at the projected excess payable at age 65 determined as of May 21, 1991. Pursuant to agreements entered into with each of these executives, a restricted stock award has been granted under the 1991 Stock Incentive Plan of AMETEK, Inc. for a number of shares of the Company's Common Stock having a fair market value on the date of grant equal to 50% of the present value of the projected benefit under the supplemental pension arrangement; the remaining portion of the benefit will be payable in cash, directly out of the Company's general assets. At December 31, 1994 the executives named in the Summary Compensation Table had the following years of credited service under the Retirement Plan: Mr. Blankley--34; Mr. Derr--36; Mr. Hermance--4; Mr. Marsinek--30; Mr. Molinelli--25; and Mr. Kornfeld--18.

In addition, for retirements occurring in 1995, the maximum annual pension benefit payable at normal retirement age is restricted, by law, to the greater of $120,000 or the amount of such benefit determined under the Retirement Plan and prior existing law as of December 31, 1982. The $120,000 limit is adjusted annually by the Secretary of the Treasury to reflect increases in the cost of living.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report, submitted by the Compensation Committee of the Board of Directors (the "Compensation Committee"), provides information regarding policies and practices concerning compensation of the Chairman of the Board and Chief Executive Officer and the other executive officers of the Company.

                             COMPENSATION OVERVIEW

  The functions performed by the Compensation Committee include recommending to the Board of Directors (a) remuneration arrangements for senior management and directors and (b) compensation plans in which officers and employees are eligible to participate. Members of the Compensation Committee are directors who are not employees of the Company. The current members of the Compensation Committee are Messrs. Cole, Klein and Steinmann and Ms. Varet.

  Executive compensation consists of three principal elements: (a) salary; (b) annual bonus; and (c) grants of stock options and stock appreciation rights and restricted stock awards under Company plans. Additional retirement and other benefits are provided for the Company's executives similar to those typically provided by other major corporations.

  Decisions about executive officers' salary and bonus are made under the supervision of the Compensation Committee, while decisions concerning compensation in the form of stock options, SARs and restricted stock awards are made under the supervision of the committee of the Board of Directors designated for the appropriate plan. The members of each of these plan committees currently are the same as the members of the Compensation Committee; thus, references in this report to the "Compensation Committee" should be read, where appropriate, as references to the various plan committees.

  Underlying the Compensation Committee's decisions with respect to executive officers' compensation is the belief that it is fundamentally important that the Company attract, retain, motivate and benefit from the guidance and experience of talented and qualified individuals so that the Company's short-term and long-term success will continue and its profitability and worldwide reputation for quality, and thus shareholder value, will grow. The Company also believes that its executives should be encouraged to acquire a larger equity interest in the Company, thereby having additional incentives, corresponding to the interests of shareholders, to put forth their maximum efforts for the success and profitability of the Company's businesses and the achievement of increased shareholder value. Information regarding similarly situated executive officers at comparable companies was drawn from publicly available information for certain of the companies included in the index of companies used in the Performance Graph set forth on page 14 and for certain other companies identified by an independent employee benefits consulting firm retained by the Company.

                                     SALARY

  Salary levels for the Company's executive officers are established principally on the basis of the executive's responsibilities. In each case, consideration is given both to personal factors such as the individual's experience and record and the responsibility associated with his or her position and to external factors such as salaries paid to similarly situated executive officers by comparable companies and prevailing conditions in the geographic area where the executives' principal services will be performed. Comparable companies were identified as described above. Annual adjustments to each executive officer's salary are determined based on the foregoing factors but with due consideration also being given to prevailing economic conditions, to the relationship of such adjustments to those being given to other employees within the Company, to the performance of the executive's duties and responsibilities and to other individual performance-related criteria that may be relevant with respect to such executive officer at the time. In evaluating the salaries paid to similarly situated executive officers, consideration is given to the full range of such salaries and to the experience and records of those executives who received salaries at the high, medium and low points of such range. In determining executive salaries, the Compensation Committee has generally targeted the median level of the compensation range for comparable companies. In addition, in establishing salary levels, consideration is given to the competitiveness of the total annual compensation received by the Company's executive officers as compared to the total compensation received by other similarly situated executive officers.

                                  ANNUAL BONUS

  Bonuses are viewed as a reward for individual contributions to the Company's performance, based not only on the Company's short-term results but also on the investments made by the Company for the future growth of the Company's profits. In addition, consideration is given to the achievement of selected financial goals (i.e., operating performance, asset management and business growth development) and progress in meeting other long-term objectives, as well as the executive officers' leadership role in these activities. Bonus decisions generally are made toward the end of each year. Pursuant to the Company's Additional Compensation Plan, each year an aggregate amount, generally equal to five percent of income before federal income taxes exclusive of capital gains and certain non-recurring charges, is accrued for the purpose of paying the bonuses to executive officers and certain other employees. As a result of overall Company performance in 1994, which met or exceeded the targeted financial goals referred to above, the bonus pool for 1994 increased compared to 1993. The Chairman of the Board and Chief Executive Officer reviews Company performance and the individual contribution of each executive officer to the Company's performance and makes recommendations to the Compensation Committee with respect to the suitable bonus amount to be awarded to such individual for that year based on such review. The Compensation Committee then meets with the Chairman of the Board and Chief Executive Officer to consider such recommendations, makes any changes that may be deemed appropriate, and presents its recommendations to the Board of Directors which then discusses and votes upon the bonuses. The principal financial performance measures considered by the Compensation Committee are earnings, return on assets and cash flow, with the relative weight of each of these factors being roughly equal. However, the significance of any one of these factors may vary from one executive officer to another depending upon whether that officer has been assigned other long-term goals, such as reorganizing a business line, developing new products or increasing market penetration for current products.

                STOCK OPTIONS, SARS AND RESTRICTED STOCK AWARDS

  Awards of stock options, SARs and shares of restricted stock are considered an important complement to the cash elements of the Company's executive officers' compensation described above and have the purpose of aligning the executives' interests with the stockholders' interests. The plans under which such awards are made have been approved by the Company's stockholders. Company stock options and SARs generally require the executive to be employed by the Company on the exercise date and become exercisable in stages over a period of years following the date of grant. The exercise price of options generally equals the mean market price of the Company's stock on the grant date; accordingly, such options will only yield income to the executive if the market price of the Company's stock is greater, at the time of exercise, than it was when the option was granted. Although the Company has not yet done so, it could grant options with average prices greater than the market price of the Company's stock on the grant date in order to vary the long-term incentive being created for the option recipient. It is believed that a principal factor influencing the market price of the Company's stock is the Company's performance as reflected in its sales, earnings, cash flow and other results; thus, by granting stock options and SARs to the Company's executive officers, such individuals are encouraged to achieve consistent improvements in the Company's performance. Awards of shares of restricted stock are subject to forfeiture restrictions which prohibit the recipient from selling such shares until the specified period of restriction following the date the award lapses. Such awards provide inducements to the executive officers to remain with the Company over the long term and to work to enhance corporate performance and, correspondingly, shareholder value. When considering whether to make grants of stock options and SARs or awards of restricted stock, the Compensation Committee reviews practices of other comparable companies (which are identified as described above) as well as individual performance-related criteria such as those already described, and takes into consideration the effect such awards might have on Company performance and shareholder value. The measures of Company performance that are considered in making such awards, and the relative weight of each of these factors, are the same as those used in determining bonus levels, which are described above. The long-term objectives that an officer has been assigned are also considered. However, in determining to grant options or SARs or award restricted stock, the Compensation Committee has generally placed greater emphasis on long-term objectives than it has in its determination of bonus awards.

                        MR. BLANKLEY'S 1994 COMPENSATION

  In determining the appropriate levels for Mr. Blankley's 1994 base salary, bonus and stock option grant, the Compensation Committee considered the same factors that it considered when fixing compensation levels for the Company's other executive officers and sought to achieve the same corporate goals. The Compensation Committee also considered the major initiatives and programs which, in 1994, were commenced or furthered under Mr. Blankley's leadership, such as: (a) the substantial progress made in implementing the Company's plan (announced in November
  1993) to enhance shareholder value by restructuring certain businesses, implementing a shift in the operating strategies of certain businesses, repurchasing up to $150 million of its common stock, refinancing its existing debt and reducing the dividend on its common stock; (b) the continued extension of Total Quality Management principles throughout the Company; (c) the substantial progress made by the Company in establishing and expanding its various operations in Europe and the Pacific Rim; and (d) the overall improvement in the Company's international sales activities. Certain personal criteria also were reviewed, such as the fact that 1994 was the second year of Mr. Blankley's service as Chairman of the Board and CEO after more than 30 years of service with the Company in many positions including the positions of President and Chief Executive Officer. The Compensation Committee also evaluated data regarding CEO compensation practices of other comparable companies (which were identified previously) so that Mr. Blankley's total compensation package would be in line with that of CEOs in such other companies. In addition, in fixing Mr. Blankley's bonus, the Compensation Committee considered the Company's financial performance and, in particular, the improvements achieved by the Company in earnings per share, return on assets and cash flow and the improvement in the Company's share price.

                                 SECTION 162(m)

  Section 162(m) of the Internal Revenue Code limits the deductibility by a publicly-held corporation of compensation paid in a taxable year to the Chief Executive Officer and any other executive officer whose compensation is required to be reported in the Summary Compensation Table to $1 million. For the 1994 taxable year, the Company did not exceed, and therefore was not affected by, this limitation.

                                                   Mr. Lewis G. Cole
                                                   Mr. Charles D. Klein
                                                   Mr. David P. Steinmann
                                                   Ms. Elizabeth Rosenwald Varet

                               PERFORMANCE GRAPH

The following graph presents a comparison of cumulative total returns for the Company's common stock during the five fiscal years ended December 31, 1994 with the S&P 500 index, and an index of published industry groups.

                             [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
        AMONG AMETEK, INC., S&P 500 INDEX AND PUBLISHED INDUSTRY INDEX

                                                         Published
Measurement period                           S&P 500     Industry
(Fiscal Year Covered)         Ametek,Inc.     Index        Index
- ---------------------         -----------    -------     ---------
Measurement PT -
12/31/89                       $ 100.00      $ 100.00    $ 100.00

FYE 12/31/90                   $  74.69      $  96.89    $  94.44
FYE 12/31/91                   $ 112.78      $ 126.42    $ 117.95
FYE 12/31/92                   $ 140.36      $ 136.05    $ 120.37
FYE 12/31/93                   $ 114.54      $ 149.76    $ 133.07
FYE 12/31/94                   $ 154.01      $ 151.74    $ 130.31

The above graph assumes $100 invested on December 31, 1989 in AMETEK, Inc. common stock, the S&P 500, an index of published industry groups, and assumes reinvestment of dividends.

The index of published industry groups, shown above, includes the companies (including AMETEK, Inc.) consisting of two separate industry groups published by Business Week as the "Electrical Products" and "Instrument" groups. Published industry group annual total returns are weighted using the beginning of period market capitalization.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Lewis G. Cole, Charles D. Klein, David P. Steinmann and Elizabeth R. Varet comprise the Compensation Committee. Messrs. Klein and Steinmann, and Ms. Varet are managing directors of American Securities, L.P., an investment banking firm. Mr. Cole is a member of the law firm of Stroock & Stroock & Lavan.

The law firm of Stroock & Stroock & Lavan, of which Mr. Cole is a member, rendered during 1994 and continues to render services as General Counsel for the Company and its subsidiaries. The investment banking firm of American Securities, L.P., and affiliates of American Securities, L.P., including Oak Hall Capital Advisors, L.P., rendered during 1994 and continue to render financial advisory, investment management and other services to the Company. Mr. Cole is a director and Mr. Steinmann is an executive vice president of Oak Hall Capital Advisors GP Corp., the general partner of Oak Hall Capital Advisors, L.P. For 1994, American Securities, L.P. and its affiliates received $1,000,000 in the aggregate for such services. American Securities, L.P. is owned indirectly, through family trusts of which Ms. Varet and Mr. Cole are co-trustees, by Ms. Varet and members of her family.

                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Copies of all such Section 16(a) reports are required to be furnished to the Company. These filing requirements also apply to holders of more than ten percent of the Company's Common Stock; to the Company's knowledge, there currently are no such holders. To the Company's knowledge, based solely on a review of the copies of Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994 all
Section 16(a) filing requirements applicable to the Company's officers and directors were complied with, except for a late filing of Form 3, "Initial Statement of Beneficial Ownership of Securities," for James R. Malone. Mr. Malone is now in compliance with all applicable Section 16(a) filing requirements.

              EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

Pursuant to agreements with the Company, Messrs. Blankley and Derr will be entitled to a severance benefit in the event that the executive's employment is terminated by the Company without cause or by the executive for good reason within 18 months after a Change in Control (as defined below), in an amount equal to 2.99 times the executive's average taxable compensation (as defined under Section 280G of the Internal Revenue Code of 1986, as amended ("the Code")) from the Company during the five preceding taxable years. Each benefit is subject to reduction, if necessary to prevent any "excess parachute payments" within the meaning of Section 280G of the Code. For purposes of the agreements, a "Change in Control" means the acquisition of 30% or more of the voting stock of the Company by any party other than the Company (or its affiliates), or a change in the members of the Board of Directors, within any two-year period, such that the members at the beginning of the period cease to constitute a majority (unless the change is approved by two-thirds of the persons who are members at the beginning of the period). Assuming that a Change in Control, followed by a termination of employment, occurred on January 31, 1995, the following amounts would be payable pursuant to the agreements: Mr. Blankley-$1,575,282; Mr. Derr-$1,155,133.

Pursuant to a Supplemental Senior Executive Death Benefit Program (the "Program"), the Company has entered into individual agreements with certain executives which require the Company to pay death benefits to their designated beneficiaries and to pay benefits to the executives under certain circumstances. If a covered executive dies before retirement or before age 65 while on disability retirement, the executive's beneficiary will receive monthly payments from the date of the executive's death until the date he or she would have attained age 80, but not less than for 15 years (the 15-year minimum guarantee does not apply to executives whose inclusion in the Program is approved after December 31, 1986). The specified dollar amount of the payments is determined on the basis of the executive's salary and age. In addition, the standard death benefit payable to all salaried personnel from the Company's group term life insurance policy is limited to $50,000 for participants in the Program. If a covered executive retires, or reaches age 65 while on disability retirement, the Program provides for an annual benefit of one-tenth of an amount equal to the lesser of (a) twice the executive's average annual base salary for the last five full years of service, rounded off to the next highest multiple of $50,000 or (b) a maximum amount specified in the agreement. The highest maximum amount specified in the existing agreements is $1,000,000. The benefit is payable monthly over a period of 10 years to the executive or the executive's beneficiary. The payments will commence for retirees at age 70 or death, whichever is earlier. However, if the executive retires after age 70, the payments commence on retirement.

To fund benefits under the Program, the Company has purchased individual life insurance policies on the lives of certain of the covered executives. The Company retains the right to terminate all of the Program agreements under certain circumstances. Messrs. Blankley, Derr, Hermance, Marsinek, Molinelli and Kornfeld are participants in the Program.

                                  PROPOSAL (2)
           APPROVAL OF THE 1995 STOCK INCENTIVE PLAN OF AMETEK, INC.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

The Board of Directors of the Company, at its meeting held on February 22, 1995, adopted, subject to the approval of stockholders at this meeting, the 1995 Stock Incentive Plan of AMETEK, Inc.

Approval of the 1995 Plan will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting with respect to the approval of the 1995 Plan.

                          DESCRIPTION OF THE 1995 PLAN

The purpose of the 1995 Plan is to encourage the Company's key employees and directors to acquire a larger proprietary interest in the Company and to provide incentives to maximize the long-term growth of the Company. It is anticipated that the opportunity for acquisition of such proprietary interest will aid the Company in securing and retaining key employees.

A summary of the material features of the 1995 Plan appears below. The full text of the 1995 Plan is set forth in Annex A and should be referred to for a complete description of its provisions.

Effective Date and Expiration

The 1995 Plan was adopted and approved by the Board of Directors effective February 22, 1995, subject to its approval by the stockholders of the Company. In the event that the 1995 Plan is not approved by the stockholders of the Company as aforesaid, the 1995 Plan shall be void and of no force or effect.

Administration

The 1995 Plan is administered by a committee (the "Incentive Committee"), comprised of three or more directors of the Company who are not also employees of the Company ("Non-Employee Directors"). The Incentive Committee has full authority to interpret the 1995 Plan and to establish rules for its administration.

Limitations on Awards

Under the 1995 Plan, the aggregate number of shares of Common Stock that may be issued pursuant to stock options, restricted stock awards, phantom stock awards (other than any phantom stock awards which are payable only in cash), or stock appreciation rights may not exceed 2,200,000. A maximum of 15% of the aggregate number of shares, or 330,000 shares, may be awarded to any single individual during the duration of the 1995 Plan. A maximum of 10% of the aggregate number of shares, or 220,000 shares, may be awarded as restricted stock. In the event the Company adopts a stock purchase plan for the benefit of its employees, the shares of Common Stock awarded under that plan shall further reduce the aggregate number of shares available under the 1995 Plan.

Eligibility for Awards

All key employees and directors (excluding any director who is a member of the Incentive Committee or who is a member of the law firm then retained as general counsel to the Company) are eligible to participate in the 1995 Plan. The current eligible group consists of approximately 670 persons. The exact number of persons who will be eligible under the 1995 Plan during its term is not currently known because the selection of participants is a discretionary decision of the Committee. In addition, under the 1995 Plan certain Non-Employee Directors are eligible to receive restricted stock awards, as described below.

Determination of Amount and Form of Award

The amount of individual awards to key employees will be determined by the Incentive Committee, subject to the limitations of the 1995 Plan. In determining the amount and form of an award, consideration will be given to the functions and responsibilities of the key employee, his or her potential contributions to the success of the Company, and other factors deemed relevant by the Incentive Committee.

Stock Options

The Incentive Committee can grant non-qualified options and options qualifying as incentive stock options under the Internal Revenue Code of 1986, as amended. The term of an option cannot exceed ten years from the date of grant. The purchase price of Common Stock issuable upon the exercise of non-qualified stock options is determined by the Incentive Committee at the time of grant, and may not be less than 50% of the Fair Market Value of the Common Stock on the date of grant, or the par value of the stock (whichever is greater). The exercise price of an incentive stock option must be at least equal to the fair market value of the Common Stock on the date of grant. Stock options may be exercised as determined by the Incentive Committee, but in no event after ten years from the date of grant. The 1995 Plan further provides that the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all stock option plans of the Company and its subsidiaries) shall not exceed $100,000; to the extent that this limitation is exceeded, such options shall be treated as non-qualified stock options for purposes of the 1995 Plan and of the Code.

Payment of the purchase price for shares acquired upon the exercise of options may be made by any one or more of the following methods: in cash, by check, by delivery to the Company of shares of Common Stock already owned by the option holder, or by such other methods as the Incentive Committee may permit from time to time; provided, however, that a holder may not use any shares of Common Stock that were acquired pursuant to the exercise of an option granted under the 1995 Plan (or any other stock option plan that may be maintained by the Company or its subsidiaries) to acquire additional shares, unless the holder has beneficially owned such shares for at least six months, and a holder may not use any shares of Common Stock that are subject to transfer restrictions to acquire additional shares.

Stock Appreciation Rights ("SARs")

A stock appreciation right may be granted either independently or in connection with a stock option (either at the time of grant or at any time during the term of the stock option). A stock appreciation right granted in connection with a stock option shall be exercisable or transferable (a) only to the extent that the related stock option is exercisable or transferable and (b) either in conjunction with, or as an alternative to, the exercise of the related option. A stock appreciation right is the right to receive an amount equal to the excess (or a portion of the excess, as determined by the Incentive Committee), of the fair market value of a share of Common Stock on the date of exercise over (i) the fair market value of a share of Common Stock on the date of grant, in the case of a stock appreciation right granted independently of any stock option, or
(ii) the exercise price of the related stock option, in the case of a stock appreciation right granted in connection with a stock option. However, with respect to officers and directors who exercise stock appreciation rights only during quarterly ten-day periods beginning on the third business day after the release of the Company's quarterly summary statements of sales and earnings, the amount payable to all such holders who exercise their stock appreciation rights during any such period may be uniformly determined by reference to a single fair market value of a share of Common Stock on any day during such relevant quarterly period, as may be designated by the Incentive Committee, rather than the fair market value of such Common Stock on the actual date of exercise by each respective holder. The holder of a conjunctive stock appreciation right granted in connection with a stock option is entitled to receive payment at the time, and to the extent that the stock option is exercised. The holder of an alternative stock appreciation right granted in connection with a stock option is entitled to exercise such right by surrendering the stock option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such stock appreciation right is exercised, and to receive payment therefor. Such stock option, to the extent surrendered, shall be deemed exercised and the number of shares with respect to which it was surrendered shall not be available for future grants of incentive awards. A stock appreciation right granted independently of any related stock option is exercisable as determined by the Incentive Committee, but in no event after ten years from the date of grant. The amount payable upon the exercise of a conjunctive stock appreciation right granted in connection with a stock option in no event shall exceed two times the exercise price paid by the holder upon the exercise of the option. In addition, the Incentive Committee otherwise may limit the amount payable upon the exercise of any stock appreciation right. At the election of the holder, but subject to disapproval of such election by the Incentive Committee, distribution of the amount payable upon the exercise of a stock appreciation right may be made in shares of Common Stock, valued at their fair market value on the date of exercise of the stock appreciation right, or in cash, or in a combination of cash and shares. No stock appreciation right granted to an officer or director of the Company may be exercised earlier than six months after the date of grant, except in the event of death or disability.

Stock options and stock appreciation rights become immediately exercisable in full upon the retirement of the holder after reaching the age of 65 (provided the holder has been in the employ of the Company for at least two years), upon the death of the holder while in the employ of the Company, upon the holder's termination of employment in connection with a Change in Control, as defined in the 1995 Plan, or upon the occurrence of such special circumstances as in the opinion of the Incentive Committee merit special consideration. Stock options and stock appreciation rights terminate at the end of the third business day following the holder's termination of employment. This period is extended to three months in the case of the holder's retirement on or after attaining the age of 65 years, and to six months in the case of the death of the holder, in which case the stock option and/or stock appreciation right is exercisable by the holder's estate.

Restricted Stock Awards

The Incentive Committee may grant restricted stock awards to eligible individuals. A restricted stock award is the grant of shares of Common Stock or the grant of the right to purchase Common Stock at a price determined by the Incentive Committee. Such shares of Common Stock, when and if issued, shall be subject to transfer restrictions determined by the Incentive Committee in its sole discretion, and subject to substantial risk of forfeiture unless and until specific conditions established by the Incentive Committee at the time of grant are met. Such conditions may be based on continuing employment or achievement of pre-established performance objectives, or both, as determined by the Incentive Committee. Unless the holder of a restricted stock award ceases to be an employee of the Company (for reasons other than those described below), the transfer restrictions imposed upon restricted stock awards lapse in accordance with a schedule or other conditions as are determined by the Incentive Committee. All restrictions immediately cease upon the death or disability of the holder, upon the holder's termination of employment in connection with a Change in Control, as defined in the 1995 Plan, or upon the occurrence of such special circumstances as in the opinion of the Incentive Committee merit special consideration. Certificates for the shares of Common Stock granted or purchased pursuant to restricted stock awards are issued in the names of the holders thereof, but the certificates are retained by the Company for the holders' accounts and are not delivered to holders until such time as the restrictions imposed on the transfer of such shares shall have lapsed. The holder of a restricted stock award has the right to vote the shares of Common Stock registered in his or her name. Dividends and distributions (including stock dividends and distributions in the event of a split-up, conversion, exchange, reclassification or substitution) with respect to such shares may be retained by the Company for the holder's account, to be distributed to the holder at the time, and to the extent that, the restrictions imposed on the transfer of such shares shall have lapsed.

The 1995 Plan also provides for the granting of incentive awards to certain Non-Employee Directors whose initial election to the Board of Directors of the Company is after February 22, 1995 and who otherwise are not eligible to participate in the 1995 Plan, and thereby assists the Company in attracting and retaining highly qualified directors. Pursuant to the 1995 Plan, each such Non-Employee Director (other than directors who are partners of the law firm retained as general counsel to the Company) may, in the Incentive Committee's discretion, be granted a restricted stock award within 60 days after his or her initial election to the Board of Directors of the Company, entitling the holder to purchase such number of shares of Common Stock as are determined by the Incentive Committee, for a purchase price of $1.00 per share. The transfer restrictions imposed on the shares of Common Stock subject to such awards will lapse, and said shares will become nonforfeitable and transferable, at the rate of one-third per year as of each of the first, second and third anniversaries of the date of grant, if the holder is then a director of the Company. With respect to the restricted stock awards granted to Non-Employee Directors, all restrictions will immediately lapse and all shares of Common Stock subject to the award will become nonforfeitable upon the death or disability of the holder, upon the holder's cessation of service as a director of the Company at or after age 65 (and after having completed at least two full years of service), or upon the holder's cessation of service as a director of the Company in connection with a Change in Control, as defined in the 1995 Plan.

Phantom Stock Awards

The Incentive Committee may grant phantom stock awards to eligible individuals. A phantom stock award entitles the holder to receive payment from the Company, upon the expiration of a vesting period, in an amount equal to (i) the fair market value of one share of Common Stock on the date of such expiration, multiplied by (ii) the number of units of phantom stock credited to the holder pursuant to such award and as to which the vesting period has expired. Payment of such amount may be made in the form of cash, or shares of Common Stock, or a combination of cash or shares, pursuant to such terms and conditions as are determined by the Incentive Committee. The vesting period generally expires in accordance with a schedule or other conditions as are determined by the Incentive Committee; however, the vesting period completely expires, and all amounts become payable, immediately upon the death or disability of the holder, upon the holder's termination of employment in connection with a Change in Control, as defined in the 1995 Plan, or upon the occurrence of such special circumstances as in the opinion of the Incentive Committee merit special consideration. The holder of a phantom stock award is credited with amounts equal to the dividends payable with respect to the same number of shares of Common Stock as the number of phantom stock units credited under the award; however, such dividend-equivalent amounts may be retained by the Company for the holder's account, to be distributed to the holder at the time, and to the extent that, the vesting period with respect to such number of units shall have expired.

Anti-Dilution

Each Incentive Award (other than grants of restricted stock) contains usual anti-dilution provisions which are applicable in the event of a stock dividend, split-up, conversion, exchange, reclassification or substitution. In other events involving a change in the corporate structure of the Company, the Incentive Committee may make such equitable adjustments to Incentive Awards as may be necessary to prevent dilution or enlargement of the rights of the holders thereof.

Other Considerations

As consideration for granting incentive awards under the 1995 Plan, the Company obtains either (a) an option on the services of the recipient, if he or she is not covered by an employment contract with the Company, for a period of up to one year, and if he or she currently is covered by an employment contract with the Company, for not less than an additional one-year period or (b) such other consideration as the Incentive Committee in its sole discretion may request. Each Incentive Award may be subject to provisions to assure that any exercise or disposition of Common Stock will not violate the securities laws. The 1995 Plan does not have a termination date; however, no incentive stock option may be granted under the 1995 Plan after February 21, 2005.

Amendment

The Company or the Incentive Committee may at any time withdraw or amend the 1995 Plan and may, with the consent of the affected holder of an outstanding incentive award, at any time withdraw or amend the terms and conditions of outstanding incentive awards. Any amendment which would increase the number of shares issuable pursuant to incentive awards or to any individual or change the class of employees or directors to whom incentive awards may be granted shall be subject to the approval of the stockholders of the Company within one year of such amendment.

Market Value of Shares

The shares of the Company's Common Stock are listed on the New York Stock Exchange and the Pacific Stock Exchange. The market price per share at the close of business on March 3, 1995 was $17.625.

Federal Income Tax Consequences

The Federal income tax consequences to an employee who receives incentive stock options generally will, under current law, be as follows: An employee will not realize any income upon the grant or exercise of an incentive stock option. If the employee disposes of the shares of Common Stock acquired upon the exercise of an incentive stock option at least two years after the date the option is granted and at least one year after the Common Stock is transferred to him or her, the employee will realize long-term capital gain in an amount equal to the excess, if any, of his or her selling price for the shares over the option exercise price. In such case, the Company will not be entitled to any tax deduction resulting from the issuance or sale of the shares. If the employee disposes of the shares of Common Stock acquired upon the exercise of an incentive stock option prior to the expiration of two years from the date the option is granted, or one year from the date the Common Stock is transferred to him or her (the "holding period"), any gain realized will be taxable at such time as follows: (a) as ordinary income to the extent of the difference between the option exercise price and the lesser of the fair market value of the shares on the date the option was exercised or the amount realized from such disposition, and (b) as capital gain to the extent of any excess, which gain shall be treated as short-term or long-term capital gain depending upon the holding period of the Common Stock. In such case, the Company may claim an income tax deduction (as compensation) for the amount taxable to the employee as ordinary income. In general, the difference between the fair market value of the Common Stock at the time the incentive stock option is exercised and the option exercise price will constitute an item of adjustment for purposes of determining alternative minimum taxable income, and under certain circumstances may be subject, in the year in which the option is exercised, to the alternative minimum tax. If an employee uses shares of Common Stock which he or she owns to pay, in whole or in part, the exercise price for shares acquired pursuant to an incentive stock option,
(a) the holding period for the newly issued shares of Common Stock equal in value to the old shares which were surrendered upon the exercise shall include the period during which the old shares were held, (b) the employee's basis in such newly issued shares will be the same as his or her basis in the old shares surrendered and (c) no gain or loss will be recognized by the employee on the old shares surrendered. However, if any employee uses shares previously acquired pursuant to the exercise of an incentive stock option to pay all or part of the exercise price under an incentive stock option, such tender will constitute a disposition of such previously acquired shares for purposes of the one-year (or two-year) holding period requirement applicable to such incentive stock option and such tender may be treated as a taxable exchange.

The Federal income tax consequences to an individual who receives non-qualified stock options generally will, under current law, be as follows: An individual will not realize any income at the time the option is granted. The individual, if he or she is not a director, officer or beneficial owner of more than 10% of the outstanding shares of Common Stock (hereinafter, a "director, officer or principal stockholder"), will realize income, at the time he or she exercises such option, in an amount equal to the amount by which the then fair market value of the Common Stock acquired pursuant to the exercise of the option exceeds the price paid for such Common Stock. If a director, officer or principal stockholder receives shares pursuant to the exercise of such an option, he or she will realize ordinary income only on the earlier of (i) six months after the date of exercise, or (ii) the date on which he or she can sell such shares at a profit without being subject to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, at which time he or she will be subject to tax on the difference between the then fair market value of the shares and the price paid for them. Alternatively, a director, officer or principal stockholder who would not otherwise be subject to tax on the value of his or her shares as of the date they were acquired can file a written election with the Internal Revenue Service, no more than 30 days after the shares are transferred to him or her, to be taxed as of the date of transfer. The individual then will realize income in a total amount equal to the amount by which the fair market value of the shares, as of the date he or she acquired them, exceeds the price paid for such shares. All income realized upon the exercise of a non-qualified stock option will be taxed at ordinary income rates. The Company will be entitled to a tax deduction (as compensation) for the amount taxable to an individual (including a director, officer and principal stockholder) upon the exercise of a non-qualified stock option, as described above, in the same year as those amounts are taxable to the individual. Shares of Common Stock issued pursuant to the exercise of a non-qualified stock option generally will constitute a capital asset in the hands of an individual (including a director, officer or principal stockholder) and will be eligible for capital gain or loss treatment upon any subsequent disposition. The holding period of an individual (including a director, officer or principal stockholder) will commence upon the date he or she recognizes income with respect to the issuance of such shares, as described above. The individual's basis in the shares will be equal to the greater of their fair market value as of that date or the amount paid for such shares. If, however, an individual uses shares of Common Stock which he or she owns to pay, in whole or in part, the exercise price for shares acquired pursuant to the exercise of a non-qualified stock option, (a) the holding period for the newly issued shares of Common Stock equal in value to the old shares which were surrendered upon the exercise shall include the period during which the old shares were held, (b) the individual's basis in such newly issued shares will be the same as his or her basis in the surrendered shares, (c) no gain or loss will be realized by the individual on the old shares surrendered, and (d) the individual will realize ordinary income in an amount equal to the fair market value of the additional shares received over and above the old shares surrendered.

The Federal income tax consequences to an individual who receives restricted stock awards generally will, under current law, be as follows: An individual will not realize any income when the right to acquire shares subject to restricted stock awards ("Restricted Shares") is granted to him or her. The individual will realize ordinary income as and when the Restricted Shares are no longer subject to a substantial risk of forfeiture (which risk of forfeiture includes the restrictions imposed by Section 16(b) of the Securities Exchange Act of 1934), in an amount equal to the difference between the fair market value of the Restricted Shares as of such date and the price, if any, he or she paid for such shares. Alternatively, the individual can file a written election with the Internal Revenue Service, no more than 30 days after the certificates for the Restricted Shares are issued, to be taxed as of the date of issuance on the difference between the then fair market value of the Restricted Shares and the price, if any, he or she paid for such shares. Once the individual has realized ordinary income with respect to the Restricted Shares, any subsequent increase in the value of the Restricted Shares generally will be taxed when the shares are sold as long-term or short-term capital gain, depending on how long the Restricted Shares are held. The individual's holding period with respect to the Restricted Shares will begin on the date he or she realizes ordinary income with respect to the Restricted Shares and the basis in the shares will be equal to their then fair market value. The Company will be entitled to a tax deduction when, and to the extent, ordinary income is realized by the individual with respect to such shares. Any dividends or other distributions paid on the Restricted Shares generally will be taxable when distributed to the individual.

An individual will be subject to tax, at ordinary income rates, on the amount of cash and the fair market value of any property received by him or her upon the exercise of any stock appreciation rights or upon the expiration of the vesting period under a phantom stock award. The Company will be entitled to a tax deduction equal to the amount includible in the employee's income. In addition to the Federal income tax consequences discussed above, Section 280G of the Code provides that if an officer, stockholder or highly compensated individual receives a payment which is in the nature of compensation and which is contingent upon a change in control of the employer, and such payment equals or exceeds three times his or her "base salary" (as hereinafter defined), then any amount received in excess of base salary shall be considered an "excess parachute payment." An individual's "base salary" is equal to his or her average annual compensation over the five-year period (or period of employment, if shorter) ending with the close of the individual's taxable year immediately preceding the taxable year in which the change in control occurs. If the taxpayer establishes, by clear and convincing evidence, that such payment is reasonable compensation for past or future services, then all or a portion of such payment may be deemed not to be a parachute payment. Under certain circumstances, incentive awards may give rise to excess parachute payments. If so, then in addition to any income tax which would otherwise be owed in connection with such payment, the individual will be subject to an excise tax equal to 20% of such excess payment, and the Company will not be entitled to any tax deduction to which it would have been entitled with respect to such excess parachute payment.

For purposes of Section 162(m), as described above in the Compensation Committee Report on Executive Compensation, compensation which is performance-based is not counted as subject to the deductibility limitations. Income pursuant to stock options and stock appreciation rights having an exercise price or base value equal to the fair market value of the Common Stock on the date of grant, granted under the 1995 Plan, are intended to permit the full deduction by the Company, by qualifying such amounts as performance-based compensation and, therefore, exempt from the limitations of Section 162(m). Income pursuant to restricted stock awards and phantom stock awards would be subject to the deductibility limitations of Section 162(m).

The foregoing summary with respect to Federal income taxation does not purport to be complete and does not take into account state tax implications. Reference is made to the applicable provisions of the Code.

                                  PROPOSAL (3)
                      APPOINTMENT OF INDEPENDENT AUDITORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

The Board of Directors has appointed the firm of Ernst & Young LLP, which has audited the accounts of the Company since 1930, as independent auditors for the year 1995. The stockholders are requested to signify their approval of the appointment.

It is expected that a representative of Ernst & Young LLP will be present at the annual meeting of stockholders. The representative will have an opportunity to make a statement and is expected to be available to respond to appropriate questions.

                               (4) OTHER MATTERS

As of this date the Board of Directors is not aware of any matters which may come before the meeting other than those hereinabove set forth, but the proxy solicited herewith confers discretionary authority to vote with respect to any other business that may properly come before the meeting.

Proposals of stockholders intended to be presented at the Company's 1996 annual meeting of stockholders must be received by the Company at its executive offices shown on page 2 of this proxy statement on or prior to November 24, 1995 to be eligible for inclusion in the proxy material to be used in connection with the 1996 annual meeting.

                                          By order of the Board of Directors
                                          ROBERT W. YANNARELL,
                                          Secretary

Dated: New York, New York, March 23, 1995

                                                                         ANNEX A

                   1995 STOCK INCENTIVE PLAN OF AMETEK, INC.

1. Purpose. The purpose of this Stock Incentive Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by key employees and Directors of the Corporation and its Affiliates upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations, and by providing such key employees and Directors with incentives to maximize the success of the Corporation. It is anticipated that the acquisition of such proprietary interest in the Corporation and such incentives will strengthen the desire of such key employees and Directors to remain with the Corporation as well as that such incentives and the opportunity to acquire such a proprietary interest will enable the Corporation and its Affiliates to attract desirable personnel and Directors.

2. Definitions. When used in this Plan, unless the context otherwise requires:

  (a) "Act" shall mean the Securities Exchange Act of 1934, as amended.

  (b) "Affiliate" shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Corporation. For this purpose, 50% general voting power of an incorporated entity, or 50% profits interest of an unincorporated entity, as the case may be, shall constitute control.

  (c) "Board of Directors" shall mean the Board of Directors of the Corporation as constituted at any time.

  (d) "Chairman of the Board" shall mean the person who at the time shall be Chairman of the Board of Directors of the Corporation.

  (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (f) "Committee" shall mean the Compensation Committee of AMETEK, Inc. hereinafter described in Section 4.

  (g) "Corporation" shall mean AMETEK, Inc.

  (h) "Fair Market Value" shall mean the average of the high and low sales prices on the stock exchange or market on which the Shares are primarily traded on the date as of which such value is being determined or, if there shall be no sale on that date, then on the last previous day on which a sale was reported.

  (i) "Incentive Award" shall mean an Option, Phantom Stock Award, Restricted Stock Award, or Rights granted pursuant to the Plan.

  (j) "Incentive Stock Option" shall mean an option as defined under Section 422 of the Code and regulations promulgated thereunder.

  (k) "Non-Employee Director" shall mean a Director of the Corporation and/or its Affiliates who is not also an employee of the Corporation and/or its Affiliates.

  (l) "Non-Qualified Stock Option" shall mean an Option other than an Incentive Stock Option.

  (m) "Options" shall mean the stock options granted pursuant to the Plan, including Non-Qualified Stock Options and Incentive Stock Options, which shall entitle the holder thereof to purchase Shares from the Corporation for such price and at such times as the Committee shall determine at the time the Options are granted, subject to the terms and conditions of the Plan.

  (n) "Phantom Stock Award" shall mean an Award granted in accordance with the provisions of Section 11 hereof, which shall entitle the holder thereof to receive from the Corporation cash or Shares, or a combination of cash and Shares, based upon the Fair Market Value of Shares at the time of the expiration of the vesting period under such Award, subject to the terms and conditions of the Plan.

  (o) "Phantom Stock Units" shall mean the units of Phantom stock credited to the holder of a Phantom Stock Award, each of which units shall be a fictitious share of common stock which is the equivalent of one Share.

  (p) "Plan" shall mean the 1995 Stock Incentive Plan of AMETEK, Inc. adopted by the Board of Directors on February 22, 1995, as such Plan from time to time may be amended.

  (q) "Restricted Shares" shall mean the Shares issued as a result of a Restricted Stock Award.

  (r) "Restricted Stock Award" shall mean a grant of Shares or of the right to purchase Shares pursuant to Section 10 hereof. Such Shares, when and if issued, shall be subject to such transfer restrictions and risk of forfeiture as the Committee shall determine at the time the Award is granted, or as specified in subsection (d) of Section 10 hereof, until such specific conditions are met. Such conditions may be based on continuing employment (or services) or achievement of pre-established performance objectives, or both.

  (s) "Rights" shall mean stock appreciation rights granted pursuant to the Plan, which shall entitle the holder thereof to receive from the Corporation cash or Shares or a combination of cash and Shares based upon the excess of the Fair Market Value of Shares at the time of exercise over the purchase price of the Shares subject to the related Option, or the Fair Market Value of Shares on the date the Rights were granted, as the case may be, subject to the terms and conditions of the Plan.

  (t) "Share" shall mean a share of common stock of the Corporation.

3. Shares Subject to the Plan. Subject to the provisions of Section 17 hereof, the aggregate number of Shares that may be subject to Options, Phantom Stock Awards (other than any Phantom Stock Awards which are payable only in cash), Restricted Stock Awards and Rights shall not exceed 2,200,000, which Shares may be either Treasury Shares or authorized but unissued Shares. A maximum of 15% of the aggregate number of shares, or 330,000 shares, may be awarded to any single individual during the duration of the Plan. A maximum of 10% of the aggregate number of shares, or 220,000 shares, may be awarded as Restricted Shares. In the event the Company adopts a stock purchase plan for the benefit of its employees, the shares of Common Stock awarded under that plan shall further reduce the aggregate number of shares available under this Plan. If the Shares that would be issued or transferred pursuant to any such Incentive Award are not issued or transferred and cease to be issuable or transferable for any reason (including the extent to which payment pursuant to a Phantom Stock Award is made in cash), or if Restricted Shares issued pursuant to a Restricted Stock Award are forfeited and the holders received no benefits of ownership which are not also forfeited (other than voting rights), the number of Shares subject to such Incentive Award will no longer be charged against the limitation provided for herein and may again be made subject to Incentive Awards; provided, however, that Shares as to which an Option has been surrendered in connection with the exercise of a related Right shall not again be available for the grant of any further Incentive Awards.

4. Committee. The Plan shall be administered by a Committee which shall consist of at least three Non-Employee Directors, none of whom shall have been eligible to participate in the Plan or in any other plan of the Corporation or any of its Affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Corporation or any of its Affiliates at any time within one year prior to appointment; and provided, further, that the counting of Shares that are subject to outstanding Incentive Awards and the number of Shares that remain available for further grants hereunder shall in any event comply with Rule 16b-3 promulgated under the Act. Notwithstanding the preceding, with respect to any Option or Right granted to any person who is a "covered employee" as defined in Section 162(m) of the Code that is canceled (other than with respect to the exercise of a related Right or Option) or as to which the exercise price or base value is reduced, the number of Shares subject to such Option or Right shall continue to be counted, in accordance with said Section 162(m) and regulations promulgated thereunder, against the maximum number of Shares which may be the subject of Incentive Awards granted to such person. The members of the Committee shall be selected by the Board of Directors. If a member of the Committee, for any reason, shall cease to serve, the vacancy may be filled by the Board of Directors. Any member of the Committee may be removed at any time, with or without cause, by the Board of Directors. The Chairman of the Committee shall be designated by the Board of Directors, and meetings of the Committee may be called at any time by its Chairman or upon written request of a majority of the members of the Committee, provided that meetings may be held at any time without notice if all the members are present or if at any time before or after the meeting those not present waive notice of the meeting in writing. Subject to the preceding provision, at least one day's notice of the meeting shall be given in person or by telephone, letter, telegram or cablegram. At all meetings of the Committee, a majority of the members of the Committee at the time of such meeting shall be necessary to constitute a quorum. Any act of a majority of the quorum present at a meeting shall be the act of the Committee.

5. Participants. All key employees of the Corporation and its Affiliates shall be eligible to receive Incentive Awards under the Plan. The persons to whom Incentive Awards are to be offered under the Plan and the number of Shares with respect to which Incentive Awards are to be granted to each such person shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Option may be granted under the Plan to any Non-Employee Director or to any person who would, after the granting of such Incentive Stock Option, own (within the meaning of Section 422(b)(6) of the Code) common stock of the Corporation possessing more than 10% of the total combined voting power or value of all classes of common stock of the Corporation or an Affiliate. Non-Employee Directors shall be eligible to be granted Restricted Stock Awards in accordance with the provisions of subsection (d) of Section 10 hereof.

6. Grant of Options. The number of Options to be granted to any eligible person shall be determined by the Committee in its sole discretion. At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (a) is to be considered as an Incentive Stock Option, or (b) is to be treated as a Non-Qualified Stock Option for purposes of this Plan and the Code, or (c) is in part to be considered as an Incentive Stock Option and in part to be treated as a Non-Qualified Stock Option for purposes of this Plan and the Code; provided, however, that no Incentive Stock Option may be granted after February 21, 2005.

Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as Incentive Stock Options (and any other incentive stock options granted to an employee after 1986 under any other incentive stock option plan maintained by the Corporation or any Affiliate that meets the requirements of Section 422 of the Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. This paragraph shall be applied by taking options into account in the order in which they are granted.

Nothing herein contained shall be construed to prohibit the granting of Options at different times to the same person.

The form of Option shall be as determined from time to time by the Committee. A certificate of Option signed by the Chairman of the Board or the President or a Vice President, attested by the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary of the Corporation and having the seal of the Corporation affixed thereto, shall be delivered to each person to whom an Option is granted.

7. Grant of Rights. The Committee shall have the authority in its discretion to grant to any eligible person Rights which may be granted separately or in connection with an Option (either at the time of grant or at any time during the term of the Option). Rights granted in connection with an Option shall be granted with respect to the same number of Shares then covered by the Option, subject to adjustment pursuant to the provisions of Section 17 hereof, and may be exercised, as determined by the Committee in its discretion at the time of the grant of the Rights, either in conjunction with, or as an alternative to, the exercise of the related Option.

Conjunctive Rights granted in connection with an Option shall entitle the holder thereof to receive payment from the Corporation, determined as hereinafter provided, only if and to the extent that the related Option is exercisable and is exercised. Upon any exercise of an Option in respect of which conjunctive Rights shall have been granted, the holder of the Rights shall be entitled to receive payment of an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date of such exercise over the purchase price per Share payable upon exercise of the related Option (the "Price Spread"), or a portion of the Price Spread determined by the Committee at the time of grant, by (ii) the number of Shares in respect of which the related Option shall have then been so exercised; provided, however, that the amount of the payment which a holder of such Rights shall be entitled to receive upon any exercise of the Rights shall in no event exceed two times the aggregate purchase price payable by such holder for the Shares in respect of which the related Option shall have then been so exercised.

Alternative Rights granted in connection with an Option shall entitle the holder thereof to receive payment from the Corporation, determined as hereinafter provided, only if and to the extent that the related Option is exercisable, by surrendering the Option with respect to the number of Shares as to which such Rights are then exercised. Such Option, to the extent surrendered, shall be deemed exercised. Upon any exercise of alternative Rights, the holder thereof shall be entitled to receive payment of an amount equal to the product obtained by multiplying (i) the Price Spread, or a portion of the Price Spread determined by the Committee at the time of grant, by (ii) the number of Shares in respect of which the Rights shall have then been so exercised. Rights granted without relationship to an Option shall be exercisable as determined by the Committee, but in no event after ten years from the date of grant. Such Rights shall entitle the holder, upon the exercise thereof, to receive payment from the Corporation of an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date of such exercise over the Fair Market Value of one Share on the date the Rights were granted (the "Value Spread"), or a portion of the Value Spread determined by the Committee at the time of grant, by (ii) the number of Shares in respect of which the Rights shall have then been so exercised.

Notwithstanding anything contained herein, the Committee may, in its sole discretion, limit the amount payable upon the exercise of Rights. Any such limitation shall be determined as of the date of grant and noted on the certificate evidencing the grant of the Rights.

At the holder's election, payment of the amount determined hereunder upon the exercise of Rights may be made solely in cash, or solely in Shares valued at their Fair Market Value on the date of exercise of the Rights, or in a combination of cash and Shares. Notwithstanding any other provision of the Plan or of any Option or Rights, upon the exercise of Rights, the Committee shall have the power at its discretion to disapprove the holder's election as to the form (i.e., cash or Shares, or part in cash and part in Shares) in which payment of the Rights will be made and to substitute therefor payment as it determines. If the Committee does not disapprove an election made upon the exercise of Rights within 60 days after such exercise or election then the Committee shall be deemed to have approved such election. No fractional Shares shall be issued by the Corporation, and settlement therefor shall be made in cash.

Notwithstanding any other provision of the Plan or of the Rights, for purposes of determining the amount of the Price Spread or the Value Spread in the case of a holder of Rights who is a Director or officer subject to Section 16(b) of the Act, the Committee, in its sole discretion, may designate a single Fair Market Value per Share with respect to all such holders who exercise Rights during any single ten-day period specified in Rule 16b-3(e)(3) under the Act; provided, however, that the Fair Market Value per Share designated by the Committee during any such period shall in no event be greater than the highest Fair Market Value per Share on any day during such period or less than the lowest Fair Market Value per Share on any day during such period.

The form of Rights shall be as determined from time to time by the Committee. A certificate of Rights signed by the Chairman of the Board or the President or a Vice President, attested by the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, of the Corporation and having the seal of the Corporation affixed thereto, shall be delivered to each person to whom Rights are granted.

8. Duration of Option and Related Rights. The duration of any Option granted under the Plan shall be fixed by the Committee in its sole discretion; provided, however, that no Option shall remain in effect for a period of more than ten years from the date on which it is granted. The duration of any Rights granted in connection with any Option granted under the Plan shall be coterminous with the duration of the related Option.

9. Exercise of Options and Rights. Except as otherwise provided herein, an Option and Rights, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Committee, in its sole discretion, at the time the Option and Rights are granted. Notwithstanding the foregoing, all or any part of any remaining unexercised Options or Rights granted to any person may be exercised (a) subject to the provisions of Section 13 hereof, upon the holder's retirement at or after age 65, provided the holder has completed at least two full years of employment with the Corporation or an Affiliate, (b) subject to the provisions of Section 13 hereof, upon the death of the holder, (c) upon the holder's termination of employment in connection with a Change in Control, or (d) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

As used in the Plan, a "Change in Control" shall be deemed to have occurred if, without the consent or approval of a majority of the Board of Directors, (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities, or (ii) the stockholders of the Corporation approve a merger, consolidation, sale or disposition of all or substantially all of the Corporation's assets, or a plan of liquidation.

An Option shall be exercised by the delivery of a duly signed notice in writing to such effect, together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Secretary or an officer of the Corporation appointed by the Chairman of the Board for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: in cash, or by check payable to the order of the Corporation, or by delivery to the Corporation of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option or by such other methods as the Committee may permit from time to time; provided, however, that a holder may not use any Shares acquired pursuant to the exercise of an Option granted under this Plan or any other stock option plan maintained by the Corporation or any Affiliate unless the holder has beneficially owned such Shares for at least six months, nor may the holder use any Restricted Shares with respect to which all restrictions and conditions have not lapsed or been satisfied. Any Rights exercised in conjunction therewith shall be exercised by the inclusion in such notice of a notice of exercise of Rights, together with the Rights certificate, and a specification of the percentages of the Rights which the holder desires to receive in cash and in Shares.

Within a reasonable time after the exercise of an Option, the Corporation shall cause to be issued and delivered, to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option, and, if Rights have been exercised in conjunction therewith, the amount of cash and/or a certificate for the number of Shares determined in accordance with Section 7 hereof. If the Option and any conjunctive Rights shall have been exercised with respect to less than all of the Shares subject to the Option and Rights, the Corporation shall also cause to be delivered to the person entitled thereto an Option certificate and a Rights certificate with respect to the number of Shares equal to the difference between the number of Shares of the Option certificate and Rights certificate surrendered at the time of the exercise of the Option and Rights and the number of Shares with respect to which the Option and Rights were so exercised, or the original Option certificate and Rights certificate shall be endorsed to give effect to the partial exercise thereof. If any Option is treated in part as an Incentive Stock Option and in part as a Non-Qualified Stock Option, the Corporation shall designate the Shares that are treated as purchased pursuant to the exercise of an Incentive Stock Option by causing to be delivered a separate certificate therefor.

Rights that are exercisable as an alternative to the exercise of a related Option, or without relationship to an Option, shall be exercised by the delivery of a duly signed notice in writing to such effect, together with the Rights certificate, and a specification of the percentages of the Rights which the holder desires to receive in cash and in Shares. Holders of alternative Rights shall also surrender the related Option certificate. Within a reasonable time thereafter, the Corporation shall cause to be delivered and/or issued to the person entitled thereto, the amount of cash and/or a certificate for the number of Shares determined in accordance with Section 7 hereof. Upon the exercise of alternative Rights, the number of Shares subject to exercise under the related Option or portion thereof shall be reduced by the number of Shares represented by the Option or portion thereof surrendered. Shares subject to Options or portions thereof surrendered upon the exercise of alternative Rights shall not be available for subsequent Incentive Awards under the Plan. If the Rights shall have been exercised with respect to less than all of the Shares subject thereto (or to the related Option, if any), the Corporation shall also cause to be delivered to the person entitled thereto a Rights certificate (and an Option certificate, in the case of alternative Rights) with respect to the difference between the number of Shares of the Rights certificate (and related Option certificate, if any) surrendered at the time of the exercise of the Rights and the number of Shares with respect to which the Rights were so exercised (and the related Option, if any, was so surrendered), or the original Rights certificate (and related Option certificate, if any) shall be endorsed to give effect to the partial exercise (and surrender) thereof.

Notwithstanding any other provision of the Plan or of any Option or Rights, no Option or Rights granted pursuant to the Plan may be exercised at any time when the Option or Rights or the granting or exercise thereof violates any law or governmental order or regulation.

10. Terms and Conditions of Restricted Stock Awards.

(a) All Restricted Shares granted to or purchased by an eligible person pursuant to the Plan shall be subject to the following conditions:

  (i) the Restricted Shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are removed or expire;

  (ii) each certificate representing Restricted Shares issued pursuant to a Restricted Stock Award under this Plan shall bear a legend making appropriate reference to the restrictions imposed; and

  (iii) the Committee may impose such other conditions as it may deem advisable on any Restricted Shares granted to or purchased by an eligible person pursuant to a Restricted Stock Award under this Plan, including, without limitation, restrictions under the requirements of any stock exchange upon which such Shares or shares of the same class are then listed, and under any securities law applicable to such Shares.

(b) The restrictions imposed under subsection (a) hereof upon Restricted Stock Awards shall lapse in accordance with a schedule or other conditions as determined by the Committee, subject to the provisions of Section 13 hereof.

(c) Prior to the expiration or lapse of all of the restrictions and conditions imposed upon Restricted Shares, a stock certificate or certificates representing such Restricted Shares shall be registered in the holder's name but shall be retained by the Corporation for the holder's account. The holder shall have the right to vote such Restricted Shares and shall have all other rights and privileges of a beneficial and record owner with respect thereto, including, without limitation, the right to receive dividends, distributions and adjustments with respect thereto; provided, however, that such dividends, distributions and adjustments may be retained by the Corporation for the holder's account and for delivery to the holder, together with the stock certificate or certificates representing such Restricted Shares, as and when said restrictions and conditions shall have expired or lapsed.

(d) Each Non-Employee Director whose initial election to the Board of Directors is after the date of adoption of the Plan by the Board of Directors (other than any Non-Employee Director who is a partner of the law firm then retained as general counsel to the Corporation) may, in the discretion of the Committee, be granted a Restricted Stock Award within 60 days after such Non-Employee Director's initial election to the Board of Directors. Each such Restricted Stock Award shall entitle the holder to purchase such number of Restricted Shares as may be determined by the Committee, for a purchase price of $1.00 per Share. The restrictions imposed on the transfer of the Restricted Shares subject to each Restricted Stock Award granted pursuant to this subsection (d) shall lapse, and said Restricted Shares shall become nonforfeitable and transferable, at the rate of 33 1/3% per year, at the end of each successive twelve-month period following the date on which each such Restricted Stock Award is granted, if within such period the Non-Employee Director's service as a member of the Board of Directors has not ceased. Notwithstanding the preceding, all restrictions imposed on the transfer of the Restricted Shares subject to each Restricted Stock Award granted pursuant to this subsection (d) shall lapse, and all such Restricted Shares shall become nonforfeitable, (i) upon the death or disability of the Non-Employee Director, (ii) upon the Non-Employee Director's cessation of service as a Director at or after age 65, provided the Non-Employee Director has completed at least two full years of service with the Corporation or an Affiliate, or (iii) upon the Non-Employee Director's cessation of service as a Director in connection with a Change in Control. Payment of the purchase price for the Restricted Shares purchased pursuant to each such Restricted Stock Award shall be made in cash, or by check payable to the order of the Corporation. No Incentive Award may be granted to a Non-Employee Director other than in accordance with the provisions of this subsection (d).

11. Terms and Conditions of Phantom Stock Awards. The Committee shall have the authority in its discretion to grant to any eligible person Phantom Stock Awards which shall be subject to the following conditions:

  (a) The Phantom Stock Units credited to the holder of a Phantom Stock Award shall be subject to a vesting period which shall mean a period commencing on the date the Award is granted and ending in accordance with a schedule or other conditions as determined by the Committee, subject to the provisions of Section 13 hereof. The Committee may provide for the expiration of the vesting period in installments where deemed appropriate.

  (b) A Phantom Stock Award shall entitle the holder, upon the expiration of the vesting period, to receive payment from the Corporation of an amount equal to the product obtained by multiplying (i) the Fair Market Value of one Share on the date of such expiration by (ii) the number of Phantom Stock Units in respect of which the vesting period shall have then expired. The payment of such amount may be made solely in cash, or solely in Shares valued at their Fair Market Value on the date of expiration of the vesting period, or in a combination of cash and Shares, subject to such terms and conditions as are determined by the Committee; provided, however, that no fractional Shares shall be issued by the Corporation, and settlement therefore shall be made in cash.

  (c) The Committee may impose such other conditions as it may deem advisable on any Shares which may be issued pursuant to a Phantom Stock Award under this Plan, including, without limitation, restrictions under the requirements of any stock exchange upon which such Shares or shares of the same class are then listed, and under any securities law applicable to such Shares.

  (d) Prior to the expiration of the vesting period under a Phantom Stock Award, amounts equal to the dividends payable with respect to the same number of Shares as the number of Phantom Stock Units as to which the vesting period has not expired shall be credited to the holder's account under such Award; provided, however, that such dividend-equivalent amounts may be retained by the Corporation for the holder's account and for delivery to the holder only as and when said vesting period shall have expired.

12. Purchase Price. The purchase price per Share for Restricted Shares to be purchased pursuant to Restricted Stock Awards, or for the Shares to be purchased pursuant to the exercise of an Option, shall be fixed by the Committee at the time of the grant of the Restricted Stock Award or Option; provided, however, that (i) the purchase price per Share for the Shares to be purchased pursuant to the exercise of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted, and (ii) the purchase price per Share for the Shares to be purchased pursuant to the exercise of a Non-Qualified Stock Option shall not be less than the greater of (A) 50% of the Fair Market Value of a Share on the date such Non-Qualified Stock Option is granted, or (B) the par value of a Share.

13. Termination of Employment. If a holder of an Option and/or Rights shall voluntarily or involuntarily leave the employ of the Corporation and its Affiliates, the Option and Rights of such holder shall terminate forthwith, except that the holder shall have until the end of the third business day following the cessation of the holder's employment with the Corporation and its Affiliates to exercise any unexercised Option and/or Rights the holder could have exercised on the day on which he left the employ of the Corporation and Affiliates. Notwithstanding the foregoing, if the cessation of employment is due to retirement on or after attaining the age of sixty-five years, or to death, the holder or the representatives of the estate of the holder shall have the privilege of exercising the unexercised Options and/or Rights which the holder or the deceased could have exercised at the time of his retirement or death, provided that such exercise must be accomplished prior to the expiration of such Options and Rights and either within three months of the holder's retirement or within six months after the death of the holder, as the case may be. If the employment of any holder with the Corporation or an Affiliate shall be terminated because of the holder's violation of the duties of such employment with the Corporation or its Affiliates as he may from time to time have, the existence of which violation shall be determined by the Committee in its sole discretion and which determination by the Committee shall be conclusive, all unexercised Options and Rights of such holder shall terminate immediately upon the termination of the holder's employment with the Corporation or an Affiliate, and a holder whose employment with the Corporation or an Affiliate is so terminated shall have no right after such termination to exercise any unexercised Option or Rights he might have exercised prior to the termination of his employment with the Corporation or an Affiliate.

Except as hereinafter provided, if a holder of a Restricted Stock Award shall voluntarily or involuntarily leave the employ or service of the Corporation and its Affiliates, all such Restricted Shares subject to restrictions at the time his employment or service terminates (and any dividends, distributions and adjustments retained by the Corporation with respect thereto) shall be forfeited and any consideration received therefor from the holder shall be returned to the holder. Notwithstanding the foregoing, all restrictions to which Restricted Stock Awards are subject shall lapse (a) upon the death or disability of the holder, (b) upon the holder's termination of employment or cessation of service as a Director in connection with a Change in Control, or
(c) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

Except as hereinafter provided, if a holder of a Phantom Stock Award shall voluntarily or involuntarily leave the employ or service of the Corporation and its Affiliates prior to the complete expiration of the vesting period, all amounts theretofore remaining payable pursuant to such Award (including any dividend equivalent amounts retained by the Corporation with respect thereto) shall be forfeited. Notwithstanding the foregoing, the vesting period under a Phantom Stock Award shall completely expire, and all amounts remaining payable thereunder shall be payable (a) upon the death or disability of the holder, (b) upon the holder's termination of employment in connection with a Change in Control, or (c) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

14. Consideration for Incentive Awards. As consideration for the grant of an Incentive Award, the Corporation shall obtain in each case either (a) from any recipient who at the time of the grant of the Incentive Award shall not have been under a contract of employment, an option to have the services of such recipient for such period, up to one year, as the Corporation shall determine, or (b) from any recipient who is under an employment contract at the time the Incentive Award is granted, an option to extend the term of his contract for a period of not less than one year upon such terms and conditions as the Corporation and the employee may agree, but if they are unable to agree, then upon the same terms and conditions of such contract, or (c) from either a recipient who is or is not under an employment contract at the time the Incentive Award is granted, such other consideration as the Committee, in its sole discretion, shall request.

15. Non-Transferability of Incentive Awards. Incentive Awards shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution to the extent provided herein, and Incentive Awards may be exercised or surrendered during the holder's lifetime only by the holder thereof.

16. Tax Withholding. The Corporation or Affiliate shall deduct and withhold such amounts under any federal, state or local tax rules or regulations as it deems appropriate with respect to the issuance of Shares and/or the payment of cash to the holder of any Incentive Award from any cash or other payments to be made to the holder. In any event, the holder shall make available to the Corporation or Affiliate, promptly when required, sufficient funds to meet the requirements of such withholding; and the Committee shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Corporation or Affiliate when required.

17. Adjustment Provision. If prior to the complete exercise of any Option, or prior to the expiration or lapse of all of the restrictions and conditions imposed pursuant to a Restricted Stock Award, there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, or in any way substituted for,

  (a) in the case of an Option, then the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or cash or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder; and

  (b) in the case of a Restricted Share issued pursuant to a Restricted Stock Award, the holder of such Award shall receive, subject to the same restrictions and other conditions of such Award as determined pursuant to the provisions of Section 10, the same securities or other property as are received by the holders of the Corporation's Shares pursuant to such stock dividend, split-up, conversion, exchange, reclassification or substitution.

Any fractional shares or securities payable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise. If any such event should occur, the number of Shares with respect to which Incentive Awards remain to be issued, or with respect to which Incentive Awards may be reissued, shall be adjusted in a similar manner.

In addition to the adjustments provided for in the preceding paragraph, upon the occurrence of any of the events referred to in said paragraph prior to the complete exercise of any Rights, or prior to the complete expiration of the vesting period under a Phantom Stock Award, the Committee, in its sole discretion, shall determine the amount of cash and/or number of Shares or other property to which the holder of the Rights shall be entitled upon their exercise, or to which the holder of the Phantom Stock Award shall be entitled upon the expiration of the vesting period, so that there shall be no increase or dilution in the cash and/or value of the Shares or other property to which the holder of Rights or of a Phantom Stock Award shall be entitled by reason of such events.

Notwithstanding any other provision of the Plan, in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or outstanding Shares, the Committee may make such equitable adjustments to the number of Shares and the class of shares available hereunder or to any outstanding Incentive Awards as it shall deem appropriate to prevent dilution or enlargement of rights.

18. Issuance of Shares and Compliance with Securities Act. The Corporation may postpone the issuance and delivery of Shares pursuant to the grant or exercise of any Incentive Award until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Incentive Award, the Corporation may require the recipient thereof to make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended, to issue the Shares in compliance with the provisions of that or any comparable act.

19. Administration and Amendment of the Plan. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan and the terms and conditions of any Incentive Award not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Incentive Award, may at any time withdraw or from time to time amend the Plan and the terms and conditions of such Incentive Awards as have been theretofore granted. Notwithstanding the foregoing, any amendment by the Board of Directors or Committee which would increase the number of Shares issuable under the Plan or to any individual or change the class of employees and Directors to whom Incentive Awards may be granted shall be subject to the approval of the stockholders of the Corporation within one year of such amendment.

A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of the Plan and Incentive Awards shall be final.

The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may determine to be advisable to make the Plan and Incentive Awards effective or provide for their administration, and may take such other action with regard to the Plan and Incentive Awards as it shall deem desirable to effectuate their purpose.

20. Governing Law. Except as required by Delaware corporate law, the Plan shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to principles of conflict of laws.

21. Effective Date of Plan. This Plan is conditioned upon its approval on or before February 21, 1996 at any special or annual meeting of the stockholders of the Corporation by a majority of the votes cast with respect to the issue of such approval at such meeting.

                                 DIRECTIONS TO
                         ANNUAL MEETING OF STOCKHOLDERS
                         HELD AT THE FOUR SEASONS HOTEL
                 ONE LOGAN SQUARE, (DOWNTOWN) PHILADELPHIA, PA.

     FROM I-95 NORTH (FROM DELAWARE OR PHILADELPHIA INTERNATIONAL AIRPORT)

Follow 95 North and near the airport follow all signs for CENTRAL PHILADELPHIA and 76 WEST. Follow 76 WEST to the 30TH STREET STATION EXIT. Off the exit ramp go straight to the second traffic light and turn RIGHT onto MARKET STREET. Follow MARKET STREET to 18TH STREET and turn LEFT. Follow 18TH STREET four blocks, and the Hotel will be on the LEFT at the intersection of 18TH STREET and the BENJAMIN FRANKLIN PARKWAY.

                          FROM 76 EAST (VALLEY FORGE)

Follow 76 EAST and all signs for CENTRAL PHILADELPHIA/CAMDEN. Exit LEFT when approaching city and onto the CENTRAL PHILADELPHIA/ROUTE 676 EAST ramp. Almost immediately you will exit to the RIGHT, marked as 23RD STREET/BENJAMIN FRANKLIN PARKWAY. Follow this exit ramp straight (you will be on WINTER STREET) to the 3rd traffic light which will be the intersection of WINTER and 20TH STREETS. Cross the intersection and merge into the traffic circle, staying to the right. The Hotel will be halfway around the circle on the RIGHT at the intersection of 18TH STREET and BENJAMIN FRANKLIN PARKWAY.

                          FROM NEW YORK OR NEW JERSEY

Take Exit 4 off the New Jersey Turnpike. Follow 73N to 38W. Then 38W to 30W. Follow signs and cross over the BENJAMIN FRANKLIN BRIDGE. Over the bridge, follow signs for 676 WEST. Take 676 WEST (VINE STREET EXPRESSWAY) to BENJAMIN FRANKLIN PARKWAY, ART MUSEUM Exit. At top of the ramp, turn RIGHT onto 22ND STREET. Go one block to 1st traffic light and turn RIGHT onto BENJAMIN FRANKLIN PARKWAY. Go through 2 traffic lights and enter the traffic circle. The Hotel is halfway around the circle on the RIGHT at 18TH STREET and the BENJAMIN FRANKLIN PARKWAY.

                            FROM I-95 SOUTH/NEW YORK

Take the CENTRAL PHILADELPHIA/HISTORIC AREA EXIT. At bottom of ramp follow signs for 676 WEST. Take 676 WEST (VINE STREET EXPRESSWAY) to BENJAMIN FRANKLIN PARKWAY, ART MUSEUM Exit. At top of ramp, turn RIGHT onto 22ND STREET. Go one block to 1st traffic light and turn RIGHT onto BENJAMIN FRANKLIN PARKWAY. Go through 2 traffic lights and enter the traffic circle. The Hotel is halfway around the circle on the RIGHT at 18TH STREET and the BENJAMIN FRANKLIN PARKWAY.

                                   VIA AMTRAK

Take AMTRAK to the 30TH STREET STATION in downtown Philadelphia. The Four Seasons Hotel is approximately a ten (10) minute ride from the cab stand at the 30TH STREET STATION.

                     [LOGO OF RECYCLED PAPER APPEARS HERE]
                           PRINTED ON RECYCLED PAPER.
  This document is printed on recycled paper which contains at least 10% post consumer waste.

[X]  PLEASE MARK YOUR   +++++
     VOTES AS IN THIS   +                                       +
     EXAMPLE.           +                                       +
                                                                +
                                                                +++++

UNLESS OTHERWISE SPECIFIED IN THE SPACES PROVIDED, THE UNDERSIGNED'S VOTE IS TO BE CAST FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL (1) AND FOR APPROVAL OF PROPOSALS (2) AND (3), AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

                     FOR ALL NOMINEES         WITHHOLD  AUTHORITY

1. Election of             [_]                        [_]
   Directors:

Walter E. Blankley, Lewis G. Cole, Helmut N. Friedlaender, Sheldon S. Gordon, Charles D. Klein, James R. Malone, David P. Steinmann, Elizabeth R. Varet

INSTRUCTION: To withhold authority to vote for any individual nominee, place an "X" in the box on the left (FOR ALL NOMINEES) and write that nominee's name in the space provided below.

- -------------------------------------------------------------------------------

2. Proposal to approve the 1995 Stock Incentive Plan of AMETEK, Inc.

          FOR     AGAINST     ABSTAIN
          [_]       [_]         [_]

3. Proposal to approve the appointment of Ernst & Young LLP as independent auditors for the year 1995.

          FOR     AGAINST     ABSTAIN
          [_]       [_]         [_]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Receipt of the notice of said meeting and of the Proxy Statement and Annual Report of AMETEK, Inc. accompanying the same is hereby acknowledged.

Please date, sign and return this proxy in the enclosed envelope.


SIGNATURE(S) ________________________________________________DATED_________,1995

             ________________________________________________DATED_________,1995

NOTE: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares held in the name of two or more persons, all should sign.

                                  AMETEK, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Walter E. Blankley, Lewis G. Cole and Robert
W. Yannarell, or a majority of those present and acting, or, if only one is present, then that one, proxies, with full power of substitution, to vote all stock of AMETEK, INC. which the undersigned is entitled to vote at the Company's Annual Meeting to be held at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania, on Tuesday, April 25, 1995, at two o'clock in the afternoon, and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

                         (TO BE SIGNED ON REVERSE SIDE)

                                                              SEE REVERSE
                                                                  SIDE